EXHIBIT 3.1


                           WELLINGTON PROPERTIES TRUST

                      ARTICLES OF AMENDMENT AND RESTATEMENT

                             Dated November 16, 1998

         Wellington Properties Trust, a Maryland real estate investment trust, hereby certifies as follows:

         FIRST: Wellington Properties Trust desires to amend and restated its Declaration of Trust as currently in effect.

         SECOND: The amendments to and restatement of the Declaration of Trust set forth herein shall become effective on the date and at the time that these Articles of Amendment and Restatement are filed with and accepted for recording by the State Department of Assessments and Taxation of the State of Maryland.

         THIRD: The following are the provisions of the Declaration Trust currently in effect as amended hereby:

                                   ARTICLE I
                         THE TRUST; CERTAIN DEFINITIONS

         Section 1.1 Name. The name of the trust (hereinafter referred to as the "Trust) is:

                           Wellington Properties Trust

         Section 1.2 Resident Agent. The name of the resident agent of the Trust in the State of Maryland is CSC-Lawyers Incorporating Service Company, and the address of such agent in the State of Maryland is 11 East Chase Street, Baltimore, Maryland 21202. The Trust may have such offices or places of business within or without the State of Maryland as the Trustees may from time to time determine.

         Section 1.3 Nature of Trust. The Trust is a real estate investment trust within the meaning of Title 8 (as hereinafter defined).

         Section 1.4 Powers. The Trust shall have all of the powers granted to real estate investment trusts generally by Title 8 and shall have any other and further powers as are not inconsistent with Title 8 or any other applicable law.

         Section 1.5 Definitions. As used in this Declaration of Trust, the following terms shall have the following meanings unless the context otherwise requires:

         "Board" or "Board of Trustees" means the board of trustees of the Trust.

         "Bylaws" shall mean the Bylaws of the Trust as in effect from time to time.
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         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and regulations promulgated thereunder.

         "Declaration" or "Declaration of Trust" means this Declaration of Trust, including any amendments or supplements hereto.

         "Person" shall mean an individual, corporation, partnership, limited liability company, estate, trust (other than a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

         "REIT" means a real estate investment trust under Section 856 of the Code.

         "REIT Provisions of the Code" means Sections 856 through 860, inclusive, of the code and any successor or other provision(s) of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

         "Securities means Shares (as hereinafter defined), any stock, shares or other evidences of equity, beneficial or other interest, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares, or participation in, temporary or interim certificates for, guarantees of, or warrants, options or rights to subscribe to, purchase or otherwise acquire, any of the foregoing.

         "Securities of the Trust" means any Securities issued by the Trust.

         "Shareholders" means holders of record of outstanding Shares.

         "Shares" means transferable shares of beneficial interest of the Trust of any class or series.

         "Title 8" means Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended, or any successor statute.

         "Trustee" means, individually, an individual, and "Trustees" means, collectively, the individuals, in each case as named in Section 2.2 of this Declaration of Trust so long as they continue in office and any and all other individuals who have been duly elected and qualify as trustees of the Trust hereunder.

         "Trust Property" means any and all property, real personal or otherwise, tangible or intangible, which is transferred or conveyed to the Trust or the Trustees (including all rents, income, profits or gains therefrom), which is owned or held by, or for the account of, the Trust or the Trustees.



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                                   ARTICLE II
                                    TRUSTEES

         Section 2.1 Number. The number of Trustees shall be seven, which number may be increased or decreased by the Trustees then in office form time to time in accordance with the Bylaws then in effect or as specified in any rights or preferences in any class or series of Shares; however, the total number of Trustees shall not be less than three. No reduction in the number of Trustees shall cause the removal of any Trustee from office prior to the expiration of his term.

         Section 2.2 Initial Board; Term. The Trustees shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to hold office initially for a term expiring at the annual meeting of Shareholders to be held in 1999, another class to hold office initially for a term expiring at the annual meeting of Shareholders to be held in 2000, and another class to hold office initially for a term expiring at the annual meeting of Shareholders to be held in 2001, with the members of each class to hold office until their successors are duly elected and qualify. As each annual meeting of Shareholders, the successors to the class of Trustees whose term expires at such annual meeting shall be elected to hold office for a term expiring at the annual meeting of Shareholders held in the third year following the year of their election and the other Trustees shall remain in office.

         The names and classes of the Trustees serving on the date this Declaration of Trust is amended and restated are:

                Name                                   Term Expiration
                ----                                   ---------------
                Lyle W. Larcheid                            1999
                Peter Ogden                                 1999
                Gerald Sobczak                              1999
                Paul Lambert                                2000
                Robert P. Ripp                              2000
                Steven B. Hoyt                              2001
                Arnold K. Leas                              2001

         Section 2.3 Resignation, Removal or Death. Any Trustee may resign by written notice to the remaining Trustees, effective upon execution and delivery to the Trust of such written notice or upon any future date specified in the notice. A Trustee may be removed only with Cause (as hereinafter defined) at a meeting of the Shareholders called for that purpose, by the affirmative vote of the holders of not less than two-thirds of the Shares then outstanding


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


and entitled to vote in the election of Trustees. As used herein, "Cause" shall mean (i) theft, fraud or embezzlement or active and deliberate dishonesty by a Trustee; (ii) habitual neglect of duty by a Trustee having a material and adverse significance to the Trust; or (iii) the conviction of a Trustee of a felony or of any crime involving moral turpitude. Upon the resignation or removal of any Trustee, or his otherwise ceasing to be a Trustee, he shall automatically cease to have any right, title or interest in and to the Trust Property and shall execute and deliver such documents as the remaining Trustees shall require for the conveyance of any Trust Property held in this name, and shall account to the remaining Trustees as they require for all property which he holds as Trustee. Upon the incapacity or death of any Trustee, his legal representative shall perform those acts. Subject to the rights of holders of one or more classes or series of Shares to elect one or more Trustees, any vacancy created by removal for Cause may be filled by a majority of the remaining Trustees or by the Shareholders. A vacancy arising for any reason other than the removal of a Trustee may be filled by the remaining Trustees. A Trustee elected by the Trustees to fill a vacancy will hold office until the next annual meeting of Shareholders, at which time such Trustee may stand for election for the balance of the term of his predecessor. A Trustee elected by the Shareholders to fill a vacancy will have the same remaining term as that of his predecessor.

         Section 2.4 Legal Title. Legal title to I Trust Property shall be vested in the Trust, but it may cause legal title to any Trust Property to be held by or in the name of any or all of the Trustees or any other Person as nominee. Any right, title or interest of the Trustees in and to the Trust Property shall automatically vest in successor and additional Trustees upon their qualification and acceptance of election or appointment as Trustees, and they shall thereupon have all the rights and obligations of Trustees, whether or not conveying documents have been executed and delivered pursuant to Section 2.3 or otherwise. Written evidence of the qualification and acceptance of election or appointment of successor and additional Trustees may be filed with the records of the Trust and in such other offices, agencies or places as the Trust or Trustees may deem necessary or desirable.

         Section 2.5 Duties of Trustees. A Trustee shall perform his duties as a Trustee, including his duties as a member of a committee of the Board on which he serves: (a) in good faith; (b) in a manner he reasonably believes to be in the best interests of the Trust; and (c) with the care that an ordinarily prudent person in a like position would use under similar circumstances. In performing his duties, a Trustee is entitled to rely on any information, opinion, report, or statement, including any financial statement or other financial data, prepared or presented by: (i) an officer or employee of the Trust whom the Trustee reasonably believes to be reliable and competent in the matters presented; (ii) a lawyer, public accountant, or other person, as to a matter which the Trustee reasonably believes to be within the person's professional or expert competence; or (iii) a committee of the Board on which the Trustee does not serve, as to a matter within its designated authority, if the Trustee reasonably believes the committee to merit confidence. A Trustee is not acting in good faith if he has any knowledge concerning the matter in question which would cause such reliance to be unwarranted.



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

                                  ARTICLE III
                               POWERS OF TRUSTEES

         Section 3.1 General Power. Subject to any express limitations contained in this Declaration of Trust, the Bylaws or Maryland law, (a) the business and affairs of the Trust shall be managed under the direction of the Board of Trustees and (b) the Board shall have full, exclusive and absolute power, control and authority over any and all of the Trust Property and over the business of the Trust. Subject to Section 2.5, the Board may take any action as in its sole judgment and discretion is necessary or appropriate to conduct the business and affairs of the Trust. This Declaration of Trust shall be construed with the presumption in favor of the grant of power and authority to the Board. Any construction of this Declaration of Trust or determination made in good faith by the Board concerning its powers and authority hereunder shall be conclusive. The powers of the Trustees shall in no way be limited or restricted by reference to or inference form the terms of this or any other provision of the Declaration of Trust or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Trustees under the laws of the State of Maryland or any other applicable laws as now or hereafter in force.

                                   ARTICLE IV
                                INVESTMENT POLICY

         The fundamental investment policy of the Trust shall be to make investments in such a manner as to comply with the REIT Provision of the Code and with the requirements of Title 8 with respect to the composition of the Trust's investment and the derivation of its income. Subject to Section 6.5, the Trustees shall use their best efforts to carry out this fundamental investment policy and to qualify the Trust for the tax treatment provided in the REIT Provisions of the Code; provided, however, that no Trustee, officer, employee or agent of the Trust shall be liable for any act or omission resulting in the loss of tax benefits under the Code, except to the extent provided in Section 11.2.

                                   ARTICLE V
                                     SHARES

         Section 5.1 Authorized Shares. The total number of Shares which the Trust is authorized to issue is 110,000,000 shares, of which 100,000,000 are Common Shares, par value $0.01 per share (individually a "Common Share") or collectively "Common Shares"), and 10,000,000 are Preferred Shares, par value $0.01 per share (individually, a "Preferred Share" or collectively "Preferred Shares").

         Section 5.2 Common Shares Voting. Subject to the provisions of Article VII regarding Excess shares (as such term is defined therein) and to any special voting rights as to any class or series of Shares, each Common Share shall entitle the holder thereof to one vote on all matters upon which Shareholders are entitled to vote. The holders of Common Shares shall not be entitled to cumulative voting.



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


         Section 5.3 Preferred Shares. Preferred Shares may be issued, from time to time, in one or more series as authorized by the Board of Trustees. Prior to issuance of Preferred Shares of each series, the Board of Trustees, by resolution, shall designate that series of Preferred Shares to distinguish it from all other series and classes of Preferred Shares, shall specify the number of Preferred Shares to be included in the series and, subject to the provisions of Article VII regarding Excess Shares, shall set the terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, and, in such event, the Trust shall file with the State Department of Assessments and Taxation of the State of Maryland articles supplementary to this Declaration of Trust in substance and form as prescribed by Maryland law.

         Section 5.4 Classification or Reclassification of Unissued Shares. Subject to the express terms of any series of Preferred Shares or any class of Common Shares outstanding at the time and notwithstanding any other provision of this Declaration of Trust, the Board of Trustees may increase or decrease the aggregate number of Shares or the number of Shares of any class that the Trust has authority to issue or classify or reclassify any unissued Shares by setting or changing the preferences, conversion or other rights, voting power, restrictions, limitations as to dividends or other distributions, qualifications or terms or condition of redemption of any series or class of Shares and, in such event, the Trust shall file with the State Department of Assessments and Taxation of the State of Maryland articles of amendment or articles supplementary to this Declaration of Trust in substance and form as prescribed by Maryland law.

         Section 5.5 Declaration of Trust and Bylaws. All persons who shall acquire Shares shall acquire the same subject to the provisions of this Declaration of Trust and the Bylaws of the Trust.

         Section 5.6 Dividends or Distributions. The Board of Trustees may from time to time declare and pay to Shareholders such dividends or distributions in cash, property or other assets of the trust or in Securities of the Trust or from any other source as the Trustees in their discretion shall determine. The Trustees shall endeavor to declare and pay such dividends and distributions as shall be necessary for the Trust to qualify as a REIT under the REIT Provisions of the Code; however, Shareholders shall have no right to any dividend or distribution unless and until declared by the Trustees. Notwithstanding any other provision in this Declaration of Trust, no determination shall be made by the Board of Trustees nor shall any transaction be entered into by the Trust which would cause any Shares or other beneficial interest in the Trust not to constitute "transferable shares" or "transferable certificates of beneficial interest" under Section 856(a)(2) of the Code or which would cause any distribution to constitute a preferential dividend as described in Section 562(c) of the Code.

         Section 5.7 Issuance of Rights to Purchase Securities and Other Property. Subject to the rights of the holders of any series of Preferred Shares, the Board of Trustees is hereby authorized to create and to authorize and direct the issuance (on either a pro rata or a non-pro rata basis) by the Trust of rights, options and warrants for the purchase of Shares of the Trust at such times, in such amounts, to such persons, for such consideration (if any), with such


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


form and content (including without limitation the consideration for which any shares of capital stock of the Trust or other Securities of the Trust are to be issued) and upon such terms and conditions as it may, from time to time, determine, subject only to the retractions, limitations, conditions and requirements imposed by Maryland law, other applicable laws and this Declaration of Trust.

                                   ARTICLE VI
                        PROVISIONS FOR DEFINING, LIMITING
                      AND REGULATING CERTAIN POWERS OF THE
                   TRUST AND OF THE SHAREHOLDERS AND TRUSTEES

         Section 6.1 Authorization by Board of Share Issuance. The Board of Trustees may authorize the issuance, from time to time, of Shares of any class or Securities convertible into Shares of any class for such consideration as the Board of Trustees may deem advisable. The Board of Trustees may create and issue rights entitling holders thereof to purchase from the Trust Shares of any class or other Securities or property.

         Section 6.2 Preemptive and Appraisal Rights. Except as may be provided by the Board of Trustees in authorizing the issuance of Preferred Shares pursuant to Section 5.3, no holder of Shares shall, as such holder, (a) have any preemptive right to purchase or subscribe for any additional Shares or any other Securities of the Trust which the Trust may issue or sell, or (b) except as expressly required by Maryland law, have any right to require the Trust to pay such holder the fair value of such holder's Shares in an appraisal or similar proceeding.

         Section 6.3 Related Party Transaction. An agreement or transaction between the Trust and any of its Trustees or between the Trust and any other entity in which any Trustee is a trustee or director or has a material financial interest shall not be void or voidable solely by reason of the existence of any such relationship if either (a) the existence of such relationship is disclosed or known by (i) the Board of Trustees and the contract or transaction is approved or ratified by a majority of the Board of Trustees other than the Trustee who has such relationship, even if those disinterested Trustees constitute less than a quorum, or (ii) the contract or transaction is approved or ratified by a majority of the votes case by Shareholders entitled to vote other than votes of Shares owned of record or beneficially by the interested Trustee or such other entity in which such Trustee is a trustee or director or has a material financial interest, or (b) the contract or transaction is fair and reasonable to the Trust. Any Trustee who is a trustee or director of such other party or has such material financial interest may be counted in determining the existence of a quorum at any meeting of the Board of Trustees considering such matter.

         Section 6.4 Determination by Board. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Trustees and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Trust and every holder of Shares: (a) the amount of the net income of the Trust for any period and the amount of assets at any time available for the payment of dividends, redemption of Shares or the payment of other distributions with respect to Shares; (b) the


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


amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; (c) the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the proprietary thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); (d) the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Trust; and (e) any matters relating to the acquisition, holding and disposition of any assets by the Trust.

         Section 6.5 REIT Qualification. The Board of Trustees shall use its reasonable best efforts to cause the Trust and the Shareholders to qualify for federal income tax treatment in accordance with the REIT Provisions of the Code. In furtherance of the foregoing, the Board of Trustees shall use its reasonable best efforts to take such actions as are necessary, and may take such actions as in its sole judgment and discretion are desirable, to preserve the status of the Trust as a REIT, including amending the provisions of this Declaration of Trust as provided in Article IX, provided, however, that if the Board of Trustees determines that it is no longer in the best interests of the Trust for it to continue to qualify as a REIT, the Board of Trustees may revoke or otherwise terminate the Trust's REIT election.

                                  ARTICLE VII
                            RESTRICTION ON TRANSFER;
                          DESIGNATION OF EXCESS SHARES

         Section 7.1 Definitions. The following terms shall have the following meanings:

         "AREE" shall mean American Real Estate Equities, LLC, a Delaware limited liability company.

         "AREE Contribution Transaction" shall mean that certain transaction or series of transactions pursuant to which (a) AREE first acquired Common Shares,
(b) the Trust, AREE, and certain other Persons acquired interests in Wellington Properties Investments, L.P., and (c) AREE and other Persons acquired Rights.

         "Beneficial Ownership" shall mean the ownership of Equity Shares by a Person who would be treated as an owner of such Equity Shares either directly or indirectly through the application of Section 544 of the Code, as modified by subsection (h)(1) or (h)(2) of Section 856 of the Code. The terms "Beneficial Owner," "Beneficially Owns," and "Beneficially Owned" shall have correlative meanings.

         "Beneficiary" shall mean, with respect to any Excess Shares Trust, one or more organizations described in each of Section 170(b)(1)(A) and Section 170(c) of the Code which are named by the Board of Trustees as the beneficiary or beneficiaries of such Excess Shares Trust, in accordance with the provisions of Section 7.15.1 of this Article VII; provided, however, for all periods in time prior to the time that the Board of Trustees effectively so designates such organization as beneficiary of such Excess Shares Trust, the beneficiary shall be the Default Beneficiary.



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

         "Constructive Ownership" shall mean ownership of Equity Shares by a Person who would be treated as an owner of such Equity Shares either directly or indirectly through the application of Section 318 of the Code, as modified by
Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have correlative meanings.

         "Default  Beneficiary"  shall  mean the  Salvation  Army of the  United
States.

         "Equity Share(s)" shall mean a Share or Shares that are either Preferred Shares or Common Shares and shall include all shares of Preferred Shares or Common Shares that are held as Excess Shares in accordance with the provisions of Section 7.15 of this Article VII.

         "Excess Shares Trust" shall mean any separate trust created pursuant to
Section 7.3 of this Article VII and administered in accordance with the terms of
Section 7.15 of this Article VII for the exclusive benefit of any Beneficiary.

         "Excess Shares Trustee" shall mean any person or entity unaffiliated with both the Trust and any Purported Record Owners, such Excess Shares Trustee to be designated by the Board of Trustees to act as trustee of any Excess Shares Trust, or any successor trustee thereof.

         "Existing Holder" shall mean (i) AREE, (ii) any Person who is the Beneficial Owner of Common Shares and/or Preferred Shares in excess of the Ownership Limit both upon and immediately after any closing date of the AREE Contribution Transaction so long as, but only so long as, such person
Beneficially Owns Common Shares and/or Preferred Shares in excess of the Ownership Limit, (iii) any Person to whom an Existing Holder Transfers, subject to the limitations provided in this Article VII, Beneficial Ownership of Common Shares and/or Preferred Shares causing such transferee to Beneficially Own Common Shares and/or Preferred Shares in excess of the Ownership Limit, and (iv) any Person subsequently designated by the Board of Trustees.

         "Existing Holder Limit" (i) for AREE, shall mean 32%; (ii) for any Existing Holder who is an Existing Holder by virtue of clause (ii) of the definition thereof, shall mean, initially, the percentage of the outstanding Equity Shares Beneficially Owned by such Existing Holder upon and immediately after any closing date of the AREE Contribution Transaction and, after any adjustment pursuant to Section 7.10, shall mean such percentage of the outstanding Equity Shares as so adjusted, (iii) for any Existing Holder who becomes an Existing Holder by virtue of clause (iii) of the definition thereof, shall mean, initially, the percentage of the outstanding Equity Shares Beneficially Owned by such Existing Holder at the time that such Existing Holder becomes an Existing Holder, but in no event shall such percentage be greater than the Existing Holder Limit for the Existing Holder who Transfers Beneficial Ownership of Common Shares and/or Preferred Shares to such transferee Existing Holder or, in the case of more than one transferor, in no event shall such percentage be greater than the smallest Existing Holder Limit of any transferring Existing Holder, and, after any adjustment pursuant to Section 7.10, shall mean such percentage of the outstanding Equity Shares as so adjusted. From the closing date of the AREE Contribution Transaction and prior



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

to the Restriction Termination Date, the Secretary of the Trust shall maintain and, upon request, make available to each Existing Holder a schedule which sets forth the then current Existing Holder Limit for each Existing Holder; and (iv) for any Existing Holder who becomes an Existing Holder by virtue of clause (iv) of the definition thereof, shall mean, initially, the percentage of the outstanding Equity Shares designated by the Board of Trustees.

         "Market Price" on any date shall mean the average of the closing Price for the five consecutive Trading Days ending on such date. The "Closing Price" on any date shall mean the last sale price of Common Shares or Preferred Shares, as the case may be, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or, if the Common Shares or Preferred Shares, as the case may be, are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares or Preferred Shares, as the case may be, are listed or admitted to trading or, if the Common Shares or Preferred Shares, as the case may be, are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common Shares or Preferred Shares, as the case may be, are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares or Preferred Shares, as the case may be, selected by the Board of Trustees of the Company, or if no professional market maker is making a market in Common Shares or Preferred Shares, as the case may be, then the market price of Common Shares or Preferred Shares, as the case may be, on the relevant date as determined in good faith by the Board of Trustees, which determination shall be conclusive for all purposes hereof. "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Shares or Preferred Shares, as the case may be, are listed or admitted to trading is open for the transaction of business or, if the Common Shares or Preferred Shares, as the case may be, are not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         "Non-Transfer Event" shall mean an event other than a purported Transfer that would cause any Person to Beneficially Own or Constructively Own Equity Shares in excess of the Ownership Limit (in the case of any Person other than an Existing Holder) or the applicable Existing Holder Limit (in the case of an Existing Holder), including, but not limited to, the granting of any option or entering into any agreement for the sale, transfer or other disposition of Equity Shares or the sale, transfer, assignment or other disposition of any Securities or rights convertible into or exchangeable for Equity Shares.

         "Ownership Limit" shall initially mean an amount of Equity Shares which aggregate the lesser of (a) 3% of the value of the outstanding Equity Shares of the Trust, and after any adjustment as set forth in Section 7.11 of this Article VII, shall mean such greater percentages of the value of the outstanding Equity Shares as so adjusted, (b) 9.9% of the total combined voting power of all classes of Equity Shares, or (c) 9.9% of the total number of shares of all classes of Equity Shares. The value of outstanding Equity Shares shall be determined by the Board of Trustees in good faith, which determination shall be conclusive for all purposes hereof.

         "Permitted Transferee" shall mean any Person designated as a Permitted Transferee in accordance with the provisions of Section 7.15.5 hereof.

         "Purported Record Owner" shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person who, but for the provisions of this
Article VII, would own record title to Equity Shares which have been reclassified as Excess Shares.

         "Restriction Termination Date" shall mean the first day after the date of the AREE Contribution Transaction on which the Board of Trustees determines that it is no longer in the best interests of the Trust to attempt, or to continue to qualify as a REIT.

         "Rights" shall mean the rights granted under the Wellington Partnership Agreement to the limited partners thereof, including member of AREE, to acquire Common Shares in exchange for limited partnership units of Wellington Properties Investments, L.P.

         "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Equity Shares, whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. The terms "Transfers" and "Transferred" shall have the correlative meanings.

         "Wellington Partnership Agreement" shall mean the agreement of limited partnership of Wellington Properties Investments, L.P., as amended from time to time.

         "Wellington  Properties   Investments,   L.P."  shall  mean  Wellington
Properties Investments, L.P., a Delaware limited partnership.

         Section 7.2 Restriction on Transfers.

             7.2.1 Except as provided in Section 7.9 of this Article VII, from the date of the AREE Contribution Transaction and prior to the Restriction Termination Date, no Person (other than an Existing Holder) shall Beneficially Own or Constructively Own shares of the outstanding Equity Shares in excess of the Ownership Limit, and no Existing Holder shall Beneficially Own or Constructively Own Equity Shares in excess of the Existing Holder Limit for such Existing Holder.

             7.2.2 Except as provided in Section 7.9 of this Article VII, form the date of the AREE Contribution Transaction and prior to the Restriction Termination Date, any Transfer that, if effective, would result in any Person (other than an Existing Holder) Beneficially Owning or Constructively Owning Equity Shares in excess of the Ownership Limit shall be void ab initio as to the Transfer of that number of Equity Shares which would be otherwise Beneficially Owned or Constructively Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such excess Equity Shares.

             7.2.3 Except as provided in Section 7.9 of this Article VII, from the date of the AREE Contribution Transaction and prior to the Restriction Termination Date, any Transfer that, if effective, would result in any Existing Holder Beneficially Owning or constructively Owning Equity Shares in excess of the applicable Existing Holder Limit shall be void ab initio as to the Transfer of that number of Equity Shares which would be otherwise Beneficially Owned or Constructively Owned by such Person in excess of the applicable Existing Holder Limit; and such Existing Holder shall acquire no rights in such excess Equity Shares.

             7.2.4 Except as provided in Section 7.9 of this Article VII, from the date of the AREE Contribution Transaction and prior to the Restriction Termination Date, any Transfer that, if effective, would result in any Equity Shares being beneficially owned (within the meaning of Section 856(a)(5) of the Code) by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of that number of Equity Shares which would be otherwise beneficially owned (determined without reference to any rules of attribution) by the transferee; and the intended transferee shall acquire no rights in such excess Equity Shares.

             7.2.5 From the date of the AREE Contribution Transaction and prior to the Restriction Termination Date, any Transfer of Equity Shares that, if effective, would result in the Trust being "closely held" within the meaning of
Section 856(h) of the Code shall be void ab initio as to the Transfer of that number of Equity Shares which would cause the Trust to be "closely held" within the meaning of Section 856(h) of the Code; and the intended transferee shall acquire no rights in such excess Equity Shares.

         Section 7.3 Transfer to Excess Shares Trust.

             7.3.1 If,  notwithstanding  the other provisions  contained in this
Article VII, at any time after the date of the AREE Contribution Transaction and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer event, such any Person would either Beneficially Own or Constructively Own Equity Shares in excess of the Ownership Limit (in the case of any Person other than an Existing Holder) or Existing Holder Limit (in the case of an Existing Holder), then, (i) except as otherwise provided in Section 7.9, the Purported Record Owner shall acquire no right or interest (or, in the case of a Non-Transfer Event, shall cease to own any right or interest) in such number of Equity Shares which would cause such Beneficial Owner or Constructive Owner to Beneficially Own or Constructively Own Equity Shares in excess of the Ownership Limit or the Existing Holder Limit, as the case may be; and (ii) such number of Equity shares in excess of the Ownership Limit or the Existing Holder Limit (rounded up to the nearest whole share) shall be designated Excess Shares and, in accordance with Section 7.15 of this Article VII, transferred automatically and by operation of law to an Excess Shares Trust to be held in accordance with such Section 7.15. Such transfer to an Excess Shares Trust and the designation of such Equity

Shares as Excess Shares shall be effective as of the close of business on the business day immediately preceding the date of the purported Transfer or Non-Transfer Event, as the case may be.

             7.3.2 If,  notwithstanding  the other provisions  contained in this
Article VII, at any time after the date of the AREE Contribution Transaction and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event that, if effective, would cause the Trust to become "closely held" within the meaning of Section 856(h) of the Code, then (i) the Purported Record Owner shall not acquire any right or interest (or, in the case of a Non-Transfer Event, shall cease to own any right or interest) in such number of Equity Shares, the ownership of which by such Purported Record Owner would cause the Trust to be "closely held" within the meaning of Section 856(h) of the Code; and (ii) such number of Equity Shares (rounded up to the nearest w hole share) shall be designated Excess Shares and, in accordance with the provisions of
Section 7.15 of this Article VII, transferred automatically and by operation of law to an Excess Shares Trust to be held in accordance with that Section 7.15. Such transfer to an Excess Shares Trust and the designation of shares as Excess Shares shall be effective as of the close of business on the business day immediately preceding the date of the Transfer or Non-Transfer Event, as the case may be.

         Section 7.4 Remedies For Breach. If the Trust or its designees shall at any time determine in good faith that a Transfer has taken place in violation of
Section 7.2 of this Article VII or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any Equity Shares in violation of Section 7.2 of this Article VII, the Trust shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or acquisition, including, but not limited to, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer or acquisition.

         Section 7.5 Notice of Restricted Transfer. Any Person who acquires or attempts to acquire Equity Shares in violation of Section 7.2 of this Article VII, or any Person who owned Equity Shares that were transferred to an Excess Shares Trust pursuant to the provisions of Section 7.3 of this Article VII, shall immediately give written notice to the Trust of such event and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such Transfer or the Non-Transfer Event, as the case may be, on the Trust's status as a REIT.

         Section 7.6 Owners Required to Provide Information. From the date of the AREE Contribution Transaction and prior to the Restriction Termination Date:

             (a) every Beneficial Owner or Constructive Owner of more than 1%, or such lower percentages as required pursuant to regulations under the Code, of the outstanding Equity Shares of the Trust shall, within 30 days after each of January 1 and June 30 of each year, give written notice to the Trust stating the name and address of such Beneficial Owner or Constructive Owner, the number of Equity Shares Beneficially Owned or Constructively Owned, and a description of how such Equity Shares are held. Each such Beneficial Owner or Constructive Owner shall provide to the Trust such additional information as the Trust may request in order to determine the effect, if any, of such Beneficial Ownership on the Trust's status as a REIT and to ensure compliance with the Ownership Limit and Existing Holder Limit; and

             (b) each Person who is a Beneficial Owner or Constructive Owner of Equity Shares and each Person (including the stockholder of record) who is holding Equity Shares for a Beneficial Owner or Constructive Owner shall provide to the Trust such information as the Trust may request in order to determine the Trust's status as a REIT and to ensure compliance with the Ownership Limit and Existing Holder Limit.

         Section 7.7 Remedies Not Limited. Nothing contained in this Article VII shall limit the authority of the Trust to take such other action as it deems necessary or advisable to protect the Trust and the interests of its Shareholders by preservation of the Trust's status as a REIT and to ensure compliance with the Ownership Limit and Existing Holder Limit.

         Section 7.8 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article VII, including any definition contained in Section 7.1, the Board of Trustees shall have the power to determine the application of the provisions of this Article VII with respect to any situation based on the facts known to it. If Section 7.2 or Section 7.3 of this Article VII requires an action by the Board of Trustees and this Declaration of Trust fails to provide specific guidance with respect to such action, the Board of Trustees shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 7.1, 7.2 or 7.3 of this Article VII.

         Section 7.9 Exception. The Board of Trustees, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel in each case to the effect that the restrictions contained in Section 7.2.4 and/or Section 7.2.5 of this Article VII will not violated, may exempt a Person from the Ownership Limit or Existing Holder Limit, as the case may be, if such Person (i) is an underwriter which participates in a public offering of the Equity Shares for a period of 90 days following the purchase by such underwriter of the Equity Shares, or (ii) is not an individual for purposes of Section 542(a)(2) of the Code, and the Board of Trustees obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficial Ownership of Equity Shares will violate the Ownership Limit or Existing Holder Limit, as the case may be, and agrees that any violation or attempted violation will result in such transfer to, an Excess Shares Trust of Equity Shares pursuant to Section 7.3 of this Article VII.

         Section 7.10 Modifications of Existing Holding Limits. The Existing Holder Limit shall be modified as follows:

             7.10.1 Upon any exercise of Rights pursuant to the Wellington Partnership Agreement by any Existing Holder, or the acquisition of Equity Shares by AREE, the Existing Holder Limit for such Existing Holder shall be increased, pro rata in accordance with the number of shares of Common Shares to be received by such Existing Holder, to the maximum extent possible under
Section 7.12 of this Article VII to permit the Beneficial Ownership or Constructive Ownership of the Common Shares issuable upon such exercise or acquisition.

             7.10.2 Subject to the limitation contained in Section 7.12, the Board of Trustees may grant stock options which result in Beneficial Ownership or Constructive Ownership of Equity Shares by an Existing Holder pursuant to a stock option plan. Any such grant of stock options shall increase the Existing Holder Limit for the affected Existing Holder to the maximum extent possible under Section 7.12 to permit the Beneficial Ownership or Constructive Ownership of the Equity Shares issuable upon exercise of such stock options.

             7.10.3 The Board of Trustees may reduce the Existing Holder Limit for any Existing Holder, with the written consent of such Existing Holder, after any Transfer permitted under this Article VII by such Existing Holder to a Person other than an Existing Holder or after the lapse (without exercise) of a stock option described in Section 7.10.2.

         Section  7.11   Modification  of  Ownership   Limit.   Subject  to  the
limitations contained in Section 7.12, the Board of Trustees may from time to time increase or decrease the Ownership Limit.

         Section 7.12 Limitations on Modifications.

             7.12.1 Neither the Ownership Limit nor any Existing Holder Limit may be increased (nor may any additional Existing Holder Limit be created) if, after giving effect to such increase (or creation), five Beneficial Owners of Equity Shares (including all of the then Existing Holders) could (assuming ownership of Equity Shares by all Persons other than Existing Holders equal to the Ownership Limit) Beneficially Own, in the aggregate, more than 50% of the outstanding Equity Shares.

             7.12.2 Prior to any modifications of any Existing Holder Limit or Ownership Limit, the Board of Trustees of the Trust may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Trust's status as a REIT.

             7.12.3 No existing Holder Limit shall be reduced to a percentage that is less than the Ownership Limit.

             7.12.4 The Ownership Limit may not be increased to a percentage that is greater than 9.9%.

         Section 7.13 Legend. Each certificate for Equity Shares shall bear the following legend:

                  "The shares of Wellington Properties Trust (the "Trust) represented by this certificate are subject to restrictions on transfer for the purpose, among other things, of the Trust's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). No Person may (1) Beneficially Own or Constructively Own Equity Shares in excess of (a) 8% (or such other percentage as may be determined by the Board of Trustees of the Trust) of the value of the outstanding Equity Shares of the Trust, (b) 9.9% of the total combined voting power of all classes of Equity Shares, or (c) 9.9% of the total number of shares of all classes of Equity Shares, unless such Person is an Existing Holder (in which case the Existing Holder Limit shall be applicable); or (2) Beneficially Own Equity Shares which would result in the Trust being "closely held" under Section 856(h) of the Code. Any Person who attempts to Beneficially Own or Constructively Own Equity Shares in excess of the above limitations must immediately notify the Trust in writing. If the restrictions above are violated, the Equity Shares represented hereby will be transferred automatically and by operation of law to an Excess Shares Trust and shall be designated Excess Shares. All capitalized terms in this legend have the meanings defined in the Trust's Declaration of Trust, as the same may be further amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each Shareholder who so requests."

         Section 7.14 Severability. If any provisions of this Article VII or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

         Section 7.15 Excess Shares.

             7.15.1 Excess Shares Trust. Any Equity Shares transferred to an Excess Shares Trust and designated Excess Shares pursuant to Section 7.3 of this
Article VII shall be held for the exclusive benefit of the Beneficiary. The Board of Trustees shall name a new Beneficiary of each Excess Shares Trust within five (5) days after discovery of the existence thereof and such newly designated Person shall become Beneficiary of such Excess Shares Trust; provided, however, that, in the event that the Board of Trustees fails to designate a new Beneficiary within the time period described above, the Excess Shares Trust shall be held for the benefit of the Default Beneficiary. Any transfer to an Excess Shares Trust, and subsequent designation of Equity Shares as Excess Shares, pursuant to Section 7.3 of this Article VII, shall be effective as of the applicable date set forth in Section 7.3. Excess Shares shall remain issued and outstanding Equity Shares of the Trust and shall be entitled to the same rights and privileges on identical terms and conditions as are all other issued and outstanding Equity Shares of the same class and series. When transferred to the Permitted Transferee in accordance with the provisions of Section 7.15.5 of this Article VII, such Excess Shares shall cease to be designated as Excess Shares.

             7.15.2 Dividend Rights. The Excess Shares Trustee, as record holder of Excess Shares, shall be entitled to receive all dividends and distributions as may be declared by the Board of Trustees on such Equity Shares and shall hold such dividends or distributions in trust for the benefit of the Beneficiary. The Purported Record Owner with respect to Excess Shares shall repay to the Excess Shares Trustee the amount of any dividends or distributions received by if that
(i) are attributable to any Equity Shares designated Excess Shares and (ii) the record date of which was on or after the date that such Equity Shares became Excess Shares. The Trust shall take all measures that it determines reasonably necessary to recover the amount of any such dividend or distribution paid to a Purported

Record Owner, including, if necessary, withholding any portion of future dividends or distributions payable on Equity Shares Beneficially Owned or Constructively Owned by the Purported Record Owner; and, as soon as reasonably practicable following the trust's receipt or withholding thereof, shall pay over to the Excess Shares Trustee for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

             7.15.3 Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Trust, distributions in respect of Excess Shares shall be made ratably with each other distributions in respect of Equity Shares of the same class or series of Equity Shares, that portion of the assets of the Trust which is available for distribution in respect of such class and series of Equity Shares. The Excess Shares Trustee shall distribute to the Purported Record Owner the amounts received upon such liquidation, dissolution, or winding up, or distribution; provided, however, that the Purported Record Owner shall not be entitled to receive amounts pursuant to this Section 7.15.3 in excess of, in the case of a purported Transfer in which the Purported Record Owner gave value for Equity Shares and which Transfer resulted in the transfer of the Equity Shares to the Excess Shares Trust, the price per share, if any, such Purported Record Owner paid for the Equity Shares and, in the case of a Non-Transfer Event or Transfer in which the Purported Record Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Excess Shares Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event of Transfer. Any remaining amount in such Excess Shares Trust shall be distributed to the Beneficiary.

             7.15.4 Voting Rights. The Excess Shares Trustee shall be entitled to vote all Excess Shares. Any vote by a Purported Record Owner as a holder of Equity Shares prior to the discovery by the Trust that the Equity Shares are Excess Shares shall, subject to applicable law, be rescinded and shall be void ab initio with respect to such Excess Shares and the Purported Record Owner shall be deemed to have given, as of the close of business on the business day immediately prior to the date of the purported Transfer or Non-Transfer Event that results in the transfer to the Excess Shares Trust of the Equity Shares under Section 7.3 of this Article VII, an irrevocable proxy to the Excess Shares Trustee to vote the Excess Shares in the manner in which the Excess Shares Trustee, in its sole and absolute discretion, desires.

             7.15.5 Designation of Permitted Transferee. The Excess Shares Trustee shall have the exclusive and absolute right to designate a Permitted Transferee of any and all Excess Shares. As reasonably practicable as possible, in an orderly fashion so as not to materially adversely affect the Market Price of the Excess shares, the Excess Shares Trustee shall designate any Person as Permitted Transferee, provided, however, that (i) the Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the Excess Shares and (ii) the Permitted Transferee so designated may acquire such Excess Shares without such acquisition resulting in a transfer to an Excess Shares Trust and the re-designation of such shares of the Equity Shares so acquired as Excess Shares under Section 7.3 of this Article VII. Upon the designation by the Excess Shares Trustee of a Permitted Transferee in accordance with the provisions of this Section 7.15.5, the Excess Shares Trustee of an Excess Shares Trust shall (i) cause to be transferred to the Permitted

Transferee  that number of Excess Shares  acquired by the Permitted  Transferee;
(ii) cause to be recorded on the books of the Trust that the Permitted Transferee is the holder of record of such number of Equity Shares; and (iii) distribute to the Beneficiary any and all amounts held with respect to the Excess Shares after making that payment to the Purported Record Owner pursuant to Section 7.15.6 of this Article VII.

             7.15.6 Compensation to Record Holder of Equity Shares that Become Excess Shares. A Purported Record shall be entitled (following discovery of the Excess Shares and subsequent designation of the Permitted Transferee in accordance with Section 7.15.5 of this Article VII) to receive from the Excess Shares Trustee the lesser of (i) in the case of (a) a purported Transfer in which the Purported Record Owner gave value for Equity Shares and which Transfer resulted in the transfer of the Excess Shares to the Excess Shares Trust, the price per share, if any, such Purported Record Owner paid for the Excess Shares, or (b) a Non-Transfer Event or Transfer in which the Purported Record Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or transfer, as the case may be, resulted in the transfer of Excess Shares to the Excess Shares Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer, and (ii) the price per share received by the Excess Shares Trustee of the Excess Shares Trust from the sale or other disposition of such Excess Shares in accordance with Section 7.15.5 of this Article VII. Any amounts received by the Excess Shares Trustee in respect of such Excess Shares and in excess of such amounts to be paid the Purported Record Owner pursuant to this Section 7.15.6 shall be distributed to the Beneficiary in accordance with the provisions of
Section 7.15.5 of this Article VII. Each Beneficiary and Purported Record Owner waives any and all claims that it may have against the Trust, the Excess Shares Trustee and the Excess Shares Trust arising out of the disposition of Excess Shares, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with Sections 7.15.2, 7.15.3 or 7.15.5 of this Article VII by the Trust, such Excess Shares Trustee or the Excess Shares Trust.

             7.15.7 Purchase Right in Excess Shares. Excess Shares shall be deemed to have been offered for sale to the Trust, or its designee, at a price per share equal to the less of (i) the price per share in the transaction that created such Excess Shares (or, in the case of Transfer or Non-Transfer Event in which less than full consideration was given, the Market Price at the time of such Transfer or Non-Transfer Event) and (ii) the Market Price on the date the Trust, or its designee, accepts such offer. The Trust shall have the right to accept such offer for a period of ninety days after the later of (x) the date of the Non-Transfer Event or purported Transfer which resulted in such Excess Shares and (y) the date the Trust determines in good faith that a Transfer or Non-Transfer Event resulting in Excess Shares has occurred, if the Trust does not receive a notice of such Transfer or Non-Transfer Event pursuant to Section
7.5 of this Article VII.

                                  ARTICLE VIII
                                  SHAREHOLDERS

         Section 8.1 Meetings of Shareholders. There shall be an annual meeting of the Shareholders, to be held at such time and place after delivery to the Shareholders of the annual report as shall be determined by or in the manner prescribed in the Bylaws, at which time the successors to the class of Trustees whose term expires at such annual meeting shall be elected and any other proper business may be conducted. Except as otherwise provided in this Declaration of Trust, special meetings of Shareholders may be called in the manner provided in the Bylaws then in effect. If there are no Trustees, the President or any officer of the Trust shall promptly call a special meeting of the Shareholders entitled to vote for the election of successor Trustees. Any meeting may be adjourned and reconvened by the Trustees as provided in the Bylaws then in effect.

         Section 8.2 Voting Rights of Shareholders. Subject to the provisions of any class or series of Shares then outstanding, the Shareholders shall be entitled to vote only on the following matters: (a) the election or removal of Trustees; (b) the amendment of this Declaration of Trust; (c) the voluntary dissolution or termination of the Trust; (d) the reorganization of the Trust; and (e) the merger or consolidation of the rust or a share exchange by the Trust or the sale or other disposition of all or substantially all of the Trust Property. Except with respect to the foregoing matters, no action taken by the Shareholders at any meeting shall in any way bind the Trustees. Notwithstanding anything contained in this Declaration of Trust to the contrary or any provision of Title 8 requiring the affirmative vote of more than a majority, the matters contained in Subsections (b), (c), (d) and (e) of this Section 8.2 shall, upon the approval of the Board of Trustees, be effective and valid if approved by the affirmative vote of the holders of not less than a majority of all the Shares then outstanding and entitled to vote on such matter.

                                   ARTICLE IX
                                   AMENDMENTS

         Section 9.1 By Shareholders. Except as provided in Section 9.2, this Declaration of Trust may be amended only upon the approval of the Board of Trustees and with the affirmative vote of the holders of not less than a majority of all the Shares then outstanding and entitled to vote on the matter.

         Section 9.2 By Trustees. The Trustees, by a two-thirds vote of the Trustees then in office and without the vote of the Shareholders, may amend provisions of this Declaration of Trust form time tot time (i) as permitted by
Section 5.4 and/or (ii) to enable the Trust to qualify as a real estate investment trust under the Code or under Title 8.

         Section 9.3 No Other Amendment. This Declaration of Trust may not be amended except as provided in this Article IX.

                                   ARTICLE X
                                DURATION OF TRUST

         The Trust shall continue perpetually unless terminated pursuant to any applicable provision of Title 8. The Trust may be voluntarily dissolved or reorganized or its existence terminated only by the affirmative vote of the holders of not less than a majority of all the Shares then outstanding and entitled to vote on the matter. The Trust may sell or otherwise dispose of all or substantially all of the Trust Property only by the affirmative vote of the holders of not less than a majority of all the Shares then outstanding and entitled to vote on the matter.

                                   ARTICLE XI
                  LIABILITY OF SHAREHOLDERS, TRUSTEES, OFFICERS
                              EMPLOYEES AND AGENTS
                   AND TRANSACTIONS BETWEEN THEM AND THE TRUST

         Section 11.1 Limitation of Shareholder Liability. No Shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Trust by reason of his being a Shareholder, nor shall any Shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Trust Property or the affairs of the Trust.

         Section 11.2 Limitation of Trustee and Officer Liability. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of trustees and officers of a real estate investment trust, no Trustee or officer of the Trust shall be liable to the Trust or to any Shareholder for money damages. Neither the amendment nor the repeal of this
Section 11.2, nor the adoption or amendment or any other provision of this Declaration of Trust inconsistent with this Section 11.2, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of trustees and officers of a Maryland real estate investment trust for money damages in a suit by or on behalf of the Trust or by an Shareholder, no Trustee or officer of the Trust shall be liable to the Trust or to any Shareholder for money damages except to the extent that (a) the Trustee or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received or (b) a judgment or other final adjudication adverse to the Trustee or officer is entered in a proceeding based on a finding in the proceeding that the Trustee's or officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

         Section 11.3 Express Exculpatory Clauses in Instruments. Neither the Shareholders nor the Trustees, officers, employees or agents of the Trust shall be liable under any written instrument creating an obligation of the Trust, and all Persons shall look solely to the Trust Property for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument, and shall not render any Shareholder, Trustee, officer, employee or agent liable thereunder to any third party, and no Shareholder or Trustee or any officer, employee or agent of the Trust shall be liable to anyone for such omission.

         Section 11.4 Indemnification and Advance for Expenses. The Trust shall, to the fullest extent permitted by Maryland law, as applicable from time to time, indemnify all persons who (a) at any time were or are Trustees or officers of the Trust or (b) while a Trustee or officer of the Trust and at the express request of the Trust, serves or has served as an officer, director, member, trustee or partner of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, for any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) relating to any action alleged to have been taken or omitted by such person in such capacity. The Trust shall pay or reimburse all reasonable expenses incurred by a present or former Trustee or officer of the Trust in connection with any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) in which the present or former Trustee or officer is a party, in advance of the final disposition of the proceeding, to the fullest extent permitted by and in accordance with the applicable requirements of Maryland law, as applicable from time to time. The Trust may indemnify any other persons permitted but not required to be indemnified by Maryland law, as applicable form time to time, if and to the extent indemnification is authorized and determined to be appropriate in each case in accordance with applicable law by the Board of Trustees, the Shareholders or special legal counsel appointed by the Board of Trustees. The Trust may, but shall not be required to, purchase or maintain insurance on behalf of any persons required or permitted to be indemnified. No amendment of this Declaration of Trust shall limit or eliminate any of the benefits provided to Trustees and officers hereunder in respect of any act or omission that occurred prior to such amendment. The Trust shall have the power to provide such indemnification to any person who served as predecessor of the Trust in any of the capacities described above.

                                  ARTICLE XII
                                  MISCELLANEOUS

         Section 12.1 Governing Law. This Declaration of Trust is executed by the Trustees and delivered in the State of Maryland with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed in accordance with the laws of the State of Maryland without regard to conflicts of laws provisions thereof.

         Section 12.2 Reliance by Third Parties. Any certificate shall be final and conclusive as to any Person dealing with the Trust if executed by an individual who, according to the records of the Trust or of any recording office in which this Declaration of Trust may be recorded, appears to be the Secretary or an Assistance Secretary of the Trust or a Trustee, and if certifying to the following:

             (a) the number or identity of Trustees, officers of the Trust or Shareholders;

             (b) the due authorization of the execution of any document;

             (c) any action or vote taken, and the existence of a quorum at a meeting of Trustees or Shareholders;

             (d) a copy of this Declaration of Trust or of the Bylaws of the Trust as a true and complete copy as then in force;

             (e) an amendment to this Declaration of Trust;

             (f) the termination of the Trust; or

             (g) the existence of any fact or facts which relate to the affairs of the Trust.

         No purchaser, lender, transfer agent or other Person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made on behalf of the Trust by the Trustees or any officer, employee or agent of the Trust.

         Section 12.3 Provisions in Conflict with Law or Regulations.

             12.3.1 The provisions of this Declaration of trust are severable, and if the Trustees shall determine, with the advice of counsel, that any one or more of such provisions ("Conflicting Provisions") are in conflict with the REIT Provisions of the Code, Title 8 or any other applicable federal or state law, the Conflicting Provisions shall be deemed never to have constituted a part of this Declaration of Trust, even without any amendment of this Declaration pursuant to Article IX; provided, however, that such determination by the Trustees shall not affect or impair any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

             12.3.2 If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

         Section 12.4 Construction. In this Declaration of Trust, unless the context otherwise requires, words used in the singular or in the plural include both the singular and plural, and words denoting any gender include all genders. The title and headings of different parts of this Declaration of Trust are inserted for convenience and shall not affect the meaning, construction or effect of this Declaration of Trust.

         FOURTH: The amendments to this Declaration of Trust set forth in these Articles of Amendment and Restatement shall increase the total number of Shares which the Trust has the authority to issue. Prior to the effectiveness of the amendments set forth herein, the total number of Shares authorized to be issued by the Trust were as follows:

        Share Type          Number of Shares Authorized             Par Value
        ----------          ---------------------------             ---------
         Common                    100,570,000                        $0.01

        Preferred                      500,000                        $0.01

         Upon the effectiveness of these Articles of Amendment and Restatement, the number of Shares which the Trust is authorized to issue is 110,000,000, divided as follows:

        Share Type          Number of Shares Authorized             Par Value
        ----------          ---------------------------             ---------
         Common                    100,570,000                        $0.01

        Preferred                      500,000                        $0.01

         FIFTH: The amendments to and the restatement of this Declaration of Trust set forth in these Articles of Amendment and Restatement were declared advisable and approved by the Board of Trustees at a meeting duly called at which quorum was present on August 12, 1998, and the amendments set forth therein were approved by the Shareholders of the Trust at a meeting of the Shareholders on November 16, 1998, all in the manner prescribed by and in accordance with the provisions of Maryland law.

         SIXTH: The name and address of the current resident agent of the Trust are set forth in Section 1.2 of this Declaration of Trust set forth in paragraph THIRD hereof.

         SEVENTH: The names of those individuals currently serving as Trustees of the Trust are set forth in Section 2.2 of this Declaration of Trust set forth in Paragraph THIRD hereof.

         IN WITNESS WHEREOF, these Articles of Amendment and Restatement have been executed on February 22, 1999, by the undersigned Arnold K. Leas, Chairman of the Board of Trustees of the Trust, who acknowledges this document to be the act of the Trust and that, to the best of his knowledge, information and belief and under the penalties for perjury, the matters and facts set forth herein are true and correct in all material respects.

ATTEST:


/s/Robert F. Rice                          /s/Arnold K. Leas
----------------------------------         -------------------------------------
Robert F. Rice, Secretary                  Arnold K. Leas, Chairman       (SEAL)

                             ARTICLES SUPPLEMENTARY
                                     to the
                              DECLARATION OF TRUST
                                       of
                           WELLINGTON PROPERTIES TRUST


         Pursuant to Section 8-203 of the Corporations and Associations Article of the Maryland Code and in accordance with Section 5.3 of the Amended and Restated Declaration of Trust of Wellington Properties Trust (the "Trust"), the undersigned Chief Executive Officer of the Trust hereby certifies that:

         1. On August 5, 1999, the Board of Trustees of the Trust by resolutions designated 1,518,000 shares of the Trust's undesignated preferred shares as Class A Cumulative Convertible Preferred Shares, $0.01 par value per share, of the Trust and 349,800 additional shares of the Trust's undesignated preferred shares as Class B Junior Cumulative Convertible Preferred Shares, $0.01 par value per share, of the Trust.

         2. Such resolutions of the Board of Trustees of the Trust provide that such classes of preferred shares shall have the designations, preferences, limitations and relative rights as are set forth below, which provisions shall constitute new sections 5.8 and 5.9 of the Declaration of Trust of the Trust.

         5.8 Class A Cumulative Convertible Preferred Shares.

         5.8.1 Designation. The Trust is authorized to issue a class of Preferred Shares that is designated the Class A Cumulative Convertible Preferred Shares (the "Class A Preferred Shares"). The number of Class A Preferred Shares shall be limited to 1,518,000.

         5.8.2 Dividends. Holders of the Class A Preferred Shares shall be entitled to receive cumulative dividends at an annual rate of $0.95 per share, payable semiannually in installments of $0.475 per share on the date six months following the initial closing date of the public offering of the Class A
Preferred Shares and one year following such date, and thereafter on each anniversary of such dates (each a "Dividend Payment Date"), to shareholders of record on the record date determined by the Board of Trustees and not exceeding 60 days preceding the applicable Dividend Payment Date. Subject to the rights of any class or series of Preferred Shares ranking senior to the Class A Preferred Shares as to payment of dividends, no dividends may be declared or paid on any class or series of the Trust's shares unless all dividends on the Class A Preferred Shares then accrued have first been paid.

         5.8.3 Voting Rights. (a) Except as otherwise provided herein, the holders of the Class A Preferred Shares shall be entitled to vote on each matter submitted to a vote of shareholders of the Trust, voting together with holders of every other class or series of shares of the Trust as a single class. Each Class A Preferred Share shall entitle its holder to the number of votes equal to the number of Common Shares into which such Class A Preferred Share is convertible on the applicable record date.

         (b) During any period in which the condition described below shall exist (a "Default Period"), the number of trustees constituting the Board of Trustees of the Trust shall be automatically increased by the smallest number that would constitute a majority of the Board of Trustees as so increased; and the holders of all of the Preferred Shares of the Trust (but excluding the holders of the Class B Preferred Shares, as defined below) shall be entitled, voting as a class (to the exclusion of the holders of Common Shares), to elect such number of additional trustees. A Default Period shall commence if, at any time, accumulated dividends on the outstanding Preferred Shares (excluding the Class B Preferred Shares) equal to at least $0.95 per share shall be due but unpaid, whether or not such dividends have been declared and whether or not sufficient funds are then legally available therefor. Upon cessation of any Default Period, the terms of the additional trustees then in office and elected by the holders of the Preferred Shares as provided in this paragraph as a result of such Default Period will expire and terminate. Thereafter, the remaining trustees shall constitute the entire Board of Trustees of the Trust.

         (c) So long as any Class A Preferred Shares remain outstanding, the approval of the holders of the Class A Preferred Shares, voting as a single class shall be required to approve any amendment of the Declaration of Trust that would curtail or diminish the rights or preferences of the holders of the Class A Preferred Shares as provided herein.

         5.8.4 Liquidation Preference. Subject to the rights of any class or series of Preferred Shares ranking senior to the Class A Preferred Shares upon liquidation, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Trust, the holders of the Class A Preferred Shares then outstanding shall be entitled to be paid, out of the assets of the Trust available for distribution to its shareholders, an amount in cash equal to $10.00, plus an amount equal to all dividends on such Class A Preferred Shares accrued but unpaid on the date fixed for liquidation, dissolution or winding up, before any payment shall be made or any assets distributed to the holders of any other class or series of the Trust's shares. After such payment, the holders of Class A Preferred Shares shall be entitled to no other payments in respect of their Class A Preferred Shares. If the assets of the Trust are not sufficient to pay in full the liquidation payments due to the holders of the Class A Preferred Shares hereunder, the holders of all Class A Preferred Shares shall share ratably in such distribution of assets in proportion to the amount that would be payable on such distribution if the amounts to which the holders of outstanding Class A Preferred Shares are entitled were paid in full. For the purposes of this Section 5.8.4, a consolidation or merger of the Trust with or into any other entity or a sale, lease or other conveyance, whether for cash, securities or other property, of all or any part of the assets of the Trust shall not be deemed or construed to be a liquidation, dissolution or winding up of the Trust.

         5.8.5 Conversion. (a) Each Class A Preferred Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance thereof and without the payment of any additional consideration therefor, into that number of Common Shares as is determined by dividing the sum of $10.00 and any dividends then accrued but unpaid on the Class A Preferred Shares by a conversion price (the "Class A Conversion Price") in effect at the time of conversion. The Class A Conversion Price shall initially be 110% of the average closing bid price of the Common Shares on the Nasdaq SmallCap Market over the ten trading days immediately preceding the effective date of the Trust's Registration Statement under the Securities Act of 1933 covering the Class A Preferred Shares.

         (b) In the event that, at any time after the initial closing of the public offering of the Class A Preferred Shares, the Trust shall pay any dividend or make any other distribution on the Common Shares payable in Common Shares (other than pursuant to a dividend reinvestment plan), or effect a subdivision of the Common Shares, then the Class A Conversion Price shall be proportionately decreased. Likewise, in the event that the outstanding Common Shares shall be combined or consolidated, then the Class A Conversion Price shall be proportionately increased.

         (c) Before any holder of Class A Preferred Shares shall be entitled to convert the same into Common Shares, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the principal office of the Trust or the transfer agent for the Class A Preferred Shares, and shall give written notice to the Trust at its principal office that such holder elects to convert the same and shall state therein such holder's name or the name or names of the nominees of such holder in which such holder wishes the certificate or certificates for Common Shares to be issued, together with applicable federal tax identification numbers. The Trust shall, as soon as practicable thereafter, issue and deliver at such office, to such holder or its nominee or nominees, a certificate or certificates representing the number of Common Shares to which such holder or nominee(s) is entitled.

         (d) The Trust shall, at all times when any of the Class A Preferred Shares are outstanding, reserve such number of its Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Class A Preferred Shares and Class A Preferred Shares subject to outstanding purchase rights.

         (e) All Class A Preferred Shares that shall have been surrendered for conversion as provided herein shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately be terminated, except the right to receive Common Shares in exchange therefor. Any Class A Preferred Shares so converted shall be retired and shall not be reissued. The Trust may, from time to time, take appropriate action to reduce the number of Class A Preferred Shares that the Trust is authorized to issue.

         5.8.6 Redemption. At any time after the two years from the date of the initial closing of the public offering of the Class A Preferred Shares, the Trust may, at the option of the Board of Trustees, redeem the Class A Preferred Shares at a per-share price equal to $10.00, plus any dividends on the Class A Preferred Shares then accrued but unpaid; provided, however, that the Trust must first give the registered holders of the Class A Preferred Shares written notice of its intent to redeem the Class A Preferred Shares no less than 30 days prior to the scheduled date of the redemption; and provided further that the Trust may only redeem the

Class A Preferred Shares under this paragraph in the event that the closing sale price of the Common Shares equals or exceed 150% of the then-effective Class A Conversion Price for 20 consecutive trading days preceding the date of such notice. All Class A Preferred Shares that have been redeemed as provided herein shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately be terminated, except the right to receive the cash redemption price in exchange therefor. Any Class A Preferred Shares so redeemed shall be retired and shall not be reissued.

         5.9 Class B Junior Cumulative Convertible Preferred Shares.

         5.9.1 Designation. The Trust is authorized to issue a class of Preferred Shares that is designated the Class B Junior Cumulative Convertible
Preferred Shares (the "Class B Preferred Shares"). The number of Class B Preferred Shares shall be limited to 349,800.

         5.9.2 Dividends. Holders of the Class B Preferred Shares shall be entitled to receive cumulative dividends at an annual rate of $0.95 per share, payable semiannually in installments of $0.475 per share on the date six months following the initial closing date of the public offering of the Class A
Preferred Shares and one year following such date, and thereafter on each anniversary of such dates (each a "Dividend Payment Date"), to shareholders of record on the record date determined by the Board of Trustees and not exceeding 60 days preceding the applicable Dividend Payment Date. Subject to the rights of the Class A Preferred Shares and any other class or series of Preferred Shares ranking senior to the Class B Preferred Shares as to payment of dividends, no dividends may be declared or paid on any class or series of the Trust's shares unless all dividends on the Class B Preferred Shares then accrued have first been paid.

         5.9.3 Voting Rights. (a) Except as otherwise provided herein, the holders of the Class B Preferred Shares shall be entitled to vote on each matter submitted to a vote of shareholders of the Trust, voting together with holders of every other class or series of shares of the Trust as a single class. Each Class B Preferred Share shall entitle its holder to the number of votes equal to the number of Common Shares into which such Class B Preferred Share is convertible on the applicable record date.

         (b) So long as any Class B Preferred Shares remain outstanding, the approval of the holders of the Class B Preferred Shares, voting as a single class shall be required to approve any amendment of the Declaration of Trust that would curtail or diminish the rights or preferences of the holders of the Class B Preferred Shares as provided herein.

         5.9.4 Liquidation Preference. Subject to the rights of the Class A Preferred Shares and any other class or series of Preferred Shares ranking senior to the Class B Preferred Shares upon liquidation, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Trust, the holders of the Class B Preferred Shares then outstanding shall be entitled to be paid, out of the assets of the Trust available for distribution to its shareholders, an amount in cash equal to $10.00, plus an amount equal to all dividends on such Class B Preferred Shares accrued but unpaid on the date fixed for liquidation, dissolution or winding up, before any payment shall be made or any assets distributed to the holders of any other class or series of the Trust's shares. After such payment, the holders of Class B Preferred Shares shall be entitled to no other payments in respect of their Class B Preferred Shares. If the assets of the Trust are not sufficient to pay in full the liquidation payments due to the holders of the Class B Preferred Shares hereunder, the holders of all Class B Preferred Shares shall share ratably in such distribution of assets in proportion to the amount that would be payable on such distribution if the amounts to which the holders of outstanding Class B Preferred Shares are entitled were paid in full. For the purposes of this Section 5.9.4, a consolidation or merger of the Trust with or into any other entity or a sale, lease or other conveyance, whether for cash, securities or other property, of all or any part of the assets of the Trust shall not be deemed or construed to be a liquidation, dissolution or winding up of the Trust.

         5.9.5 Conversion. (a) Each Class B Preferred Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance thereof and without the payment of any additional consideration therefor, into that number of Common Shares as is determined by dividing the sum of $10.00 and any dividends then accrued but unpaid on the Class B Preferred Shares by a conversion price (the "Class B Conversion Price") in effect at the time of conversion. The Class B Conversion Price shall initially be 110% of the average closing bid price of the Common Shares on the Nasdaq SmallCap Market over the ten trading days immediately preceding the effective date of the Trust's Registration Statement under the Securities Act of 1933 covering the Class A Preferred Shares.

         (b) In the event that, at any time after the initial closing of the public offering of the Class A Preferred Shares, the Trust shall pay any dividend or make any other distribution on the Common Shares payable in Common Shares (other than pursuant to a dividend reinvestment plan), or effect a subdivision of the Common Shares, then the Class B Conversion Price shall be proportionately decreased. Likewise, in the event that the outstanding Common Shares shall be combined or consolidated, then the Class B Conversion Price shall be proportionately increased.

         (c) Before any holder of Class B Preferred Shares shall be entitled to convert the same into Common Shares, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the principal office of the Trust and shall give written notice to the Trust at its principal office that such holder elects to convert the same and shall state therein such holder's name or the name or names of the nominees of such holder in which such holder wishes the certificate or certificates for Common Shares to be issued, together with applicable federal tax identification numbers. The Trust shall, as soon as practicable thereafter, issue and deliver at such office, to such holder or its nominee or nominees, a certificate or certificates representing the number of Common Shares to which such holder or nominee(s) is entitled.

         (d) The Trust shall, at all times when any of the Class B Preferred Shares are outstanding, reserve such number of its Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Class B Preferred Shares.

         (e) All Class B Preferred Shares that shall have been surrendered for conversion as provided herein shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately be terminated, except the right to receive Common Shares in exchange therefor. Any Class B Preferred Shares so converted shall be retired and shall not be reissued. The Trust may, from time to time, take appropriate action to reduce the number of Class B Preferred Shares that the Trust is authorized to issue.

         5.9.6 Redemption. At any time after the two years from the date of the initial closing of the public offering of the Class A Preferred Shares, the Trust may, at the option of the Board of Trustees, redeem the Class B Preferred Shares for a per-share price equal to $10.00, plus any dividends on the Class B Preferred Shares then accrued but unpaid; provided, however, that the Trust must first give the registered holders of the Class B Preferred Shares written notice of its intent to redeem the Class B Preferred Shares no less than 30 days prior to the scheduled date of the redemption; and provided further that the Trust may only redeem the Class B Preferred Shares under this paragraph in the event that the closing sale price of the Common Shares equals or exceed 150% of the then-effective Class A Conversion Price for 20 consecutive trading days preceding the date of such notice. All Class B Preferred Shares that have been redeemed as provided herein shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately be terminated, except the right to receive the cash redemption price in exchange therefor. Any Class B Preferred Shares so redeemed shall be retired and shall not be reissued. The Trust may, from time to time, take appropriate action to reduce the number of Class B Preferred Shares that the Trust is authorized to issue.


         IN WITNESS WHEREOF, these Articles Supplementary have been executed on August 5, 1999 by the undersigned Duane H. Lund, the Chief Executive Officer of the Trust, who acknowledges this document to be the act of the Trust and that, to the best of his knowledge, information and belief, and under penalties of perjury, the matters and facts set forth herein are true and correct in all material respects.


         Attest:


          /s/ Robert F. Rice                          /s/ Duane H. Lund
          Robert F. Rice                              Duane H. Lund
          Secretary                                   Chief Executive Officer